SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Item 7. Financial Statements and Exhibits.

(c) The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press release of Registrant dated February 10, 2004.

Item 9. Regulation FD.

The information in this Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

On February 10, 2004, CuraGen Corporation (the “Registrant”) issued a press release announcing the pricing of a private placement of $100 million aggregate principal amount of convertible subordinated notes due 2011, bearing an interest rate of 4.0%, pursuant to Rule 144A under the Securities Act of 1933, as amended. The notes will be convertible into 103.2429 shares of the Company’s common stock for each $1,000 of principal amount of notes representing a conversion price of approximately $9.69 per share of common stock, subject to adjustment in certain circumstances. The initial conversion price represents a premium of 37% relative to the reported last sale price of CuraGen common stock on the Nasdaq National Market of $7.07 per share on February 10, 2004. The placement of the notes is expected to close on February 17, 2004, subject to customary closing conditions.

The press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: February 12, 2004	By:	/s/ David M. Wurzer
	Name:	David M. Wurzer
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is furnished with this report:

Exhibit Number	Description
99.1	Press Release dated February 10, 2004.